SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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WESTERN ASSET HIGH INCOME FUND II INC.

(Name of Registrant as Specified in Its Charter)

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Your Vote Is Important
No Matter How Many or How Few Shares You Own

WESTERN ASSET

September 24, 2019

Dear Fellow Stockholder:

The Western Asset High Income Fund II Board is composed of eight engaged, diverse and highly-qualified directors that have a demonstrated track record of delivering on the Fund's investment objectives for you, our stockholders. Support the Board that is committed to acting in your best interests and that has overseen the delivery of strong financial outperformance. Vote **"FOR"** the Board Nominees and **"AGAINST"** Saba Capital's Board De-Classification Proposal on the WHITE Proxy Card today.

The Fund's Independent, Diverse and Highly-Qualified Board Has a Track Record of Overseeing Significant Value Creation

The Fund's Board and management team are creating value for stockholders and we continue to outperform our Lipper peer group[1] averages and key benchmarks[2], and deliver strong stockholder distributions.

Increased distribution payout for **three straight quarters**

Outperformed peers with 5-year average annualized yield of **9.12%,** above Lipper peer group[1] average of **8.64%**

Raised dividend increasing distribution yield to **8.16%**[3]

Strong Returns
*Delivered 1-year returns[4] of **18.73%,** more than double our Lipper peer group[1] average of **8.97%** and key benchmark[2] average of **8.26%***

The Board Brings the Right Mix of Skills and Experience to Continue Delivering on the Fund's Investment Objectives

In addition to an intimate understanding of closed-end funds, the Fund's directors bring prior leadership experience and skills in areas that are critical to our operations and strategy, including finance, consulting, global business and risk oversight. A well-rounded balance of these qualifications is essential to effective oversight of the Fund.

	Executive / Managerial Leadership	Public Company or Fund Board Position	Qualified to be SEC / NYSE Audit Committee Financial Expert	Consulting and Global Business Expertise	Legal and Risk Oversight
Daniel P. Cronin	✔	✔			✔
Robert D. Agdern	✔	✔		✔	✔
Eileen A. Kamerick	✔	✔	✔	✔	✔
Nisha Kumar	✔	✔	✔	✔	✔
Paolo M. Cucchi	✔	✔			
Jane E. Trust, CFA	✔	✔			
William R. Hutchinson	✔	✔	✔	✔	
Carol L. Colman, CFA	✔	✔		✔

Meet the Fund’s Nominees, Who are Critical to the Fund’s Ongoing Success
The Fund’s nominees - Jane E. Trust, William R. Hutchinson and Carol L. Colman - serve critical functions in the Board’s oversight of the Fund. Replacing any of these directors with Saba Capital’s nominees would remove skills, experience and diversity from the Board that are important to the Fund’s continued success.
Jane E. Trust, Chairman since 2015
Experience and Expertise
As a Chartered Financial Analyst, brings in-depth knowledge of the Fund’s operations and strategy, as well as deep understanding of the closed-end fund landscape.
Serves as Chairman, President and Chief Executive Officer of the Fund. Has held various leadership roles within Legg Mason and its affiliates since 2000.
Leadership
Board Position
William R. Hutchinson, Independent Director since 2003
Experience and Expertise
Serves as Lead Independent Director and provides well-rounded global financial and accounting acumen that is particularly critical given the Fund’s complex investment process and regulatory requirements.
Serves as director and the Non-Executive Chairman of Associated Banc-Corp and President of W.R. Hutchinson & Associates, an energy consulting business that he started.
Held numerous financial leadership positions at Amoco and BP Amoco during his
Leadership
Board Position
Financial Expert
Global Consulting

Carol L. Colman, Independent Director since 2003
Experience and Expertise
Leadership
Board Position
Global Consulting
As Chair of the Fund’s Pricing and Valuation Committee and a Chartered Financial Analyst, plays a critical role in our Board’s work to oversee the Fund’s investment advisor.
Serves as President of Colman Consulting Company, and provides the Fund with global consulting and investment expertise.
Held numerous portfolio management and research positions across several companies, including at Inferential Focus, J.P. Morgan, Madison Fund and William G. Campbell and Company.
Important Saba Capital’s Skills Nominees and Diversity Would from Remove the Board
Saba Capital’s nominees would decrease the Board’s collective knowledge of the closed end-fund industry, decrease its diversity and remove other critical skills from the Board.
Saba Capital’s nominees have each been routinely nominated by the hedge fund in proxy contests with numerous other closed-end funds, and we believe they are only interested in promoting Saba Capital’s short-term agenda to the detriment of all stockholders.
Your Vote Matters
Vote the WHITE Proxy Card Today
Saba Capital is nominating directors and attempting to weaken the Fund’s Board structure simply to advance its own self-serving, short term agenda. Vote today for the Board nominees who have a proven track record of delivering competitive financial performance and strong stockholder returns.
No matter how many or how few shares you own, your vote is important. Whether you plan to attend the Annual Meeting, you have an opportunity to protect the value of your investment by voting on the WHITE Proxy Card “FOR” the Western Asset High Income Fund II Board Nominees and “AGAINST” Saba Capital’s Board De-Classification Proposal.
Thank you for your continued support.
Sincerely,
The Western Asset High Income Fund II Inc. Board of Directors

Your Vote is Important, No Matter How Many or How Few Shares You Own
You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.
If you have any questions about how to vote your shares or need additional assistance, please contact:
Stockholders Call Toll Free: (877) 750-8197
Innisfree
Banks and Brokers Call: (212) 750-5833
REMEMBER:
We urge you NOT to vote using any GOLD proxy card sent to you by Saba Capital, as doing so will revoke your vote on the WHITE proxy card.
Notes
1 The Fund’s Lipper peer group refers to the peer group of high-yield, levered closed-end funds as selected by Lipper, an independent nationally recognized provider of investment company information.
2 The benchmark is based on the following blend of indexes: 80% of the benchmark consists of the Bloomberg Barclays U.S. Corporate High Yield — 2%Issuer Cap Index; and 20% of the benchmark consists of the JPMorgan Emerging Markets Bond Index Global (EMBI Global). Please note that an investor cannot invest directly in an index. Additional information about the indexes can be found in the Fund’s annual shareholder report. Additional information about the Fund’s performance and about the history of the Board and the Fund’s management generating strong investor returns is included in the Fund’s Proxy Statement and in the Fund’s annual shareholder report.
3 Yield based on market price as of June 30, 2019.
4 The Fund’s performance is based on the price of the Fund’s securities, which are listed for trading on the NYSE.
Forward Looking Statement
Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice.
All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.